Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF ARKANSAS

CENTRAL DIVISION

ZEST LABS, INC. f/k/a INTELLEFLEX	§
CORPORATION; and ECOARK	§
HOLDINGS, INC.	§
§
Plaintiffs,	§	Civil Action No. 4:18-cv-500-JM
§
v.	§
§
WALMART INC. f/k/a	§	JURY TRIAL DEMANDED
WAL-MART STORES, INC	§
Defendant.	§

PLAINTIFFS’ BRIEF IN SUPPORT OF MOTION FOR ATTORNEYS’ FEES
AND PRE- AND POST- JUDGMENT INTEREST

TABLE OF CONTENTS

I. INTRODUCTION				1

II. STATEMENT OF FACTS				1

III. LEGAL STANDARD				2

	A.	The Applicable Statute for Each of Zest’s Claims Provides for Attorneys’ Fees		2

		1.	Arkansas Trade Secrets Act	2

		2.	Breach of Contract	3

		3.	Defend Trade Secrets Act	3

	B.	Calculating Reasonable Attorneys’ Fees		4

	C.	Pre- and Post- Judgment Interest		5

		1.	Pre-judgment Interest	5

		2.	Post-Judgment Interest	6

IV. ARGUMENT				6

	A.	Zest Labs Is Entitled To Recover Its Reasonable Attorneys’ Fees Incurred In Litigating This Case		6

		1.	Experience and Skill of the Attorneys	7

		2.	Time and Labor Required to Perform the Service Properly	7

		3.	Amount in Controversy and the Result Obtained	7

		4.	Novelty and Difficulty of the Issues Involved	8

		5.	Fees Customarily Charged for Similar Services	8

		6.	Whether the Fee is Fixed or Contingent	10

		7.	Time Limitations Imposed	10

		8.	Preclusion from Other Employment	10

	B.	The Reasonable Attorneys’ Fees Should Be Based, In Part, On The 40% Contingency Fee Arrangement Between Zest Labs And Its Counsel		11
	C.	Alternatively, Zest Labs Should be Awarded a Reasonable Fee based on the Hourly Fees Incurred in Prosecuting this Case		12

	D.	Zest Labs Is Entitled To Collect Pre- and Post-Judgment Interest		16
		1.	Zest Labs Is Entitled To Pre-Judgment Interest	16
		2.	Zest Labs Is Entitled To Post-Judgment Interest	17
V.	CONCLUSION			17

i

TABLE OF AUTHORITIES

Cases

All-Ways Logistics, Inc. v. USA Truck, Inc.,
583 F.3d 511 (8th Cir. 2009)	3, 4, 11, 12

Cajun Servs. Unlimited, LLC v. Benton Energy Serv. Co.,
No. 17-491, 2020 U.S. Dist. LEXIS 11261 (E.D. La. Jan. 23, 2020)	3

Chrisco v. Sun Indus., Inc.,
800 S.W.2d 717 (Ark. 1990)	4, 7, 11, 12

CTHC Holdings v. First Capital Real Estate Invs.,
No. 4:18CV00106 JM, 2020 U.S. Dist. LEXIS 71435 (E.D. Ark. Apr. 23, 2020)	4

Daniel v. Ark. Dep’t of Human Servs.,
2017 Ark. 206 (2017)	17

Doty v. Sewall,
908 F.2d 1053 (1st Cir. 1990)	5

Hartford Acc. & Indem. Co. v. Stewart Bros. Hardware Co.,
687 S.W.2d 128 (Ark. 1985)	4

Home Mut. Fire Ins. Co. v. Jones,
63 Ark. App. 221 (1998)	11

In re IBP Confidential Business Documents Litigation,
797 F.2d 632 (8th Cir. Iowa July 24, 1986)	16

In re New Cotai Holdings, LLC, et al.,
No. 19-22911 (RDD) (S.D.N.Y. Feb. 14, 2020)	9

Little Rock Sch. Dist. v. State Ark. Dep’t of Educ.,
674 F.3d 990 (8th Cir. 2012)	15

Madison v. IBP, Inc.,
149 F. Supp. 2d 730 (S.D. Iowa December 28, 1999)	17

Merrill Lynch, Pierce, Fenner & Smith, Inc. v. Knudsen,
749 F.2d 496 (8th Cir. 1984)	6

Mo. & N. Ark. R.R. v. Entergy Ark., Inc.,

No. 1:10-cv-8-DPM, 2013 U.S. Dist. LEXIS 139204 (E.D. Ark. Sep. 27, 2013)	5, 16

ii

Perdue v. Kenny A.,
559 U.S. 542 (2010)	15
Phelps v. U.S. Credit Life Ins. Co.,
10 S.W.3d 854 (Ark. 2000)	4, 11, 12
Reynolds Health Care Servs. v. HMNH, Inc.,
364 Ark. 168, 217 S.W.3d 797 (2005)	5
Southern Farm Bureau Life Ins. Co. v. Cowger,
295 Ark. 250 (1988)	11, 12
Suncoast Post-Tension, Ltd. V. Scoppa, et al.,
No. 4:13-cv-03125-VDG (S.D. Tex. Oct. 23, 2015)	8
W. Virginia v. United States,
479 U.S. 305, 311 n.2, 107 S. Ct. 702, 93 L. Ed. 2d 639 (1987)	5, 16
Wal-Mart Stores, Inc. v. Cuker Interactive, LLC,
2018 U.S. Dist. LEXIS 55242 (W.D. Ark. Mar. 31, 2018)	2
Walther v. Wilson,
2020 Ark. 194 (2020)	11
Weitz Co. v. Mo-Kan Carpet, Inc.,
723 F.2d 1382 (8th Cir. 1983)	6, 17
Zenimax Media Inc. et al. v. Oculus VR Inc. et al.,
No. 3:14-cv-01849 (N.D. Tex. Feb. 23, 2017)	8

Statutes

18 U.S.C. § 1836(b)(3)(D)	1, 3, 6
28 U.S.C. § 1961(a)	6, 17
Ark. Code Ann. § 16-22-308	1, 3, 6
Ark. Code Ann. § 4-57-101(d)	5, 16
Ark. Code Ann. § 4-75-607	1, 2, 6
Fed. R. Civ. P. 54(d)	2

iii

Plaintiffs Zest Labs, Inc. f/k/a Intelleflex Corporation, and Ecoark Holdings, Inc. (collectively, “Zest Labs” or “Plaintiffs”) respectfully file this motion for attorney’s fees and pre- and post- judgment interest, and would show the Court as follows:

I.	INTRODUCTION

After more than 900 days of litigation, including almost half a million pages of documents produced, three dozen depositions, and two weeks of trial testimony, a jury of 11 Arkansans found that Walmart willfully and maliciously misappropriated Zest Labs’ trade secrets and breached the parties’ nondisclosure agreement. All of the statutes governing Zest Labs’ claims include fee- shifting provisions that allows Zest Labs to collect the attorneys’ fees incurred in protecting its intellectual property rights. Given the length of the case, the complexity of the claims, the zealous advocacy practiced by both sides, and the recovery obtained, Zest Labs respectfully submits that the Court should order Walmart to pay Zest Labs’ legal fees pursuant to Ark. Code Ann. § 16-22- 308, Ark. Code Ann. § 4-75-607, and 18 U.S.C. § 1836(b)(3)(D), as well as pre- and post-judgment interest.

II.	STATEMENT OF FACTS

This case is not the average commercial dispute. Required to enforce its rights against the biggest company in the world (ranked first on the Fortune 500 of largest companies (see Dkt. No. 395, Walmart’s Motion to Stay Enforcement)) and its essentially limitless war chest of resources ($524 billion in revenue in 2020, see id.) and its well-deserved reputation for litigiousness and refusal to settle, Zest Labs was required to field a legal team that was equal to the difficult task.

Indeed Walmart has been represented by at least 13 attorneys from three different law firms—two among the finest and largest law firms in the world, plus one of the finest and largest firms in Arkansas. Skadden Arps has approximately 1,700 lawyers, and Winston & Strawn has approximately 900. And Walmart’s lawyers in this case pursued an aggressive and labor-intensive defense strategy. During 14 months of discovery, Zest Labs produced 284,529 pages of documents and Walmart produced 188,941 pages of documents. Zest Labs was required to file three motions to compel against Walmart to obtain fulsome discovery. See Dkt. Nos. 91, 117, and 154. Given the parties’ years-long relationship, and the fact that as many as 40 Walmart employees had access to Zest Labs’ trade secrets, 36 depositions were taken: Walmart took 16 depositions of Zest Labs’ witnesses, and Zest Labs took 20 depositions of Walmart’s witnesses. The parties fully briefed four summary judgment motions and six Daubert motions. After multiple pre-trial conferences, both remote and in-person, the trial lasted for two full weeks. In short, this case was not a run-of- the-mill dispute. And both sides’ expenditure of resources on the litigation confirms it.

III.	LEGAL STANDARD

A.	The Applicable Statute for Each of Zest’s Claims Provides for Attorneys’ Fees.

1. Arkansas Trade Secrets Act

Under the Arkansas Trade Secrets Act, “[t]he court may award reasonable attorneys’ fees to the prevailing party if: . . . Willful and malicious misappropriation exists.” Ark. Code Ann. § 4-75-607; see also Wal-Mart Stores, Inc. v. Cuker Interactive, LLC, 2018 U.S. Dist. LEXIS 55242 at *63 (W.D. Ark. Mar. 31, 2018) (aff’d by Walmart Inc. v. Cuker Interactive, LLC, 949 F.3d 1101 (8th Cir. 2020)). The jury found that Walmart’s misappropriation of Zest Labs’ trade secrets was willful and malicious, awarding $65,000,000 in actual damages and $50,000,000 in exemplarydamages against Wal-Mart. Because Walmart’s misappropriation was found to be willful and malicious by the jury, Zest Labs should be awarded its reasonable attorneys’ fees.1

[1]	Fed. R. Civ. P. 54(d) provides the mechanism for claiming attorneys’ fees. A party is entitled to an award of attorneys’ fees and taxable expenses in the event that a “statute, rule, or other ground entitl[es] the party to as much.”

2. Breach of Contract.

Under Arkansas breach of contract law, “the prevailing party may be allowed a reasonable attorney’s fee to be assessed by the court and collected as costs.” Ark. Code Ann. § 16-22-308; see also All-Ways Logistics, Inc. v. USA Truck, Inc., 583 F.3d 511, 520-522 (8th Cir. 2009) (upholding an award of attorneys’ fees based on a contingency fee arrangement in a breach of contract case by the District Court of the Eastern District of Arkansas). The 2015 Non-Disclosure Agreement between the parties also preserved to Zest Labs “all other remedies available at law or equity,” which includes attorneys’ fees and costs. Plaintiffs’ Trial Exhibit No. 598 at 2 (Section 7). The jury found in favor of Zest Labs on the claim of breach of the 2015 Nondisclosure Agreement. Zest Labs is therefore the prevailing party in the breach of contract claim and should be awarded its reasonable attorneys’ fees.

3. Defend Trade Secrets Act.

Under the federal Defend Trade Secrets Act, “if . . . the trade secret was willfully and maliciously misappropriated, [the court may] award reasonable attorney’s fees to the prevailing party.” 18 U.S.C. § 1836(b)(3)(D); see also Cajun Servs. Unlimited, LLC v. Benton Energy Serv. Co., No. 17-491, 2020 U.S. Dist. LEXIS 11261, at *8 (E.D. La. Jan. 23, 2020) (finding that under 18 U.S.C. § 1836(b)(3)(D) “attorney’s fees may be awarded to prevailing party when trade secret was willfully and maliciously misappropriated”). Because the jury found that Walmart’s misappropriation was willful and malicious, Zest Labs should be awarded its reasonable attorneys’ fees.

B.	Calculating Reasonable Attorneys’ Fees.

“[T]here is no fixed formula in determining the reasonableness of an award of attorney’s fees.” All-Ways Logistics, Inc. v. USA Truck, Inc., No. 3:06cv0087, 2007 U.S. Dist. LEXIS 92037, at *29 (E.D. Ark. Dec. 4, 2007) (citing Phelps v. U.S. Credit Life Ins. Co., 10 S.W.3d 854, 856 (Ark. 2000). “In addition, when a trial judge is familiar with the case and the services performed, the fixing of a fee is within the discretion of the court even in the absence of proof of the nature and extent of the attorney’s services.” CTHC Holdings v. First Capital Real Estate Invs., No. 4:18CV00106 JM, 2020 U.S. Dist. LEXIS 71435, at *2 (E.D. Ark. Apr. 23, 2020) (Moody, J.) (applying Chrisco factors and granting motion for attorneys’ fees), quoting Hartford Acc. & Indem. Co. v. Stewart Bros. Hardware Co., 687 S.W.2d 128, 129 (Ark. 1985). Although there is no fixed formula, the court is nonetheless required to consider the Chrisco factors under Arkansas law, which governs here. See All-Ways Logistics, Inc. v. USA Truck, Inc., 583 F.3d 511, 520 (8th Cir. 2009). The Chrisco factors for calculating attorneys’ fees include:

the experience and ability of the attorney, the time and labor required to perform the legal service properly, the amount involved in the case and the results obtained, the novelty and difficulty of the issues involved, the fee customarily charged in the locality for similar legal services, whether the fee is fixed or contingent, the time limitations imposed upon the client or by the circumstances, and the likelihood, if apparent to the client, that the acceptance of the particular employment will preclude other employment by the lawyer.

See Chrisco v. Sun Indus., Inc., 800 S.W.2d 717, 718-19 (Ark. 1990). The Eighth Circuit has determined that a fee award based in part on a contingency agreement is permissible under Arkansas law, as long as the contingent-fee agreement is considered as one of the multiple Chrisco factors. See All-Ways Logistics, 583 F.3d at 521 (citing Phelps, 10 S.W.3d 856-57).

C.	Pre- and Post- Judgment Interest.

1.	Pre-judgment Interest

The Supreme Court has explained that “[p]rejudgment interest serves to compensate for the loss of use of money due as damages from the time the claim accrues until judgment is entered.” W. Virginia v. United States, 479 U.S. 305, 311 n.2, 107 S. Ct. 702, 93 L. Ed. 2d 639 (1987). Under Arkansas law, “Where prejudgment interest may be collected at all, the injured party is always entitled to it as a matter of law.” Mo. & N. Ark. R.R. v. Entergy Ark., Inc., No. 1:10-cv-8-DPM, 2013 U.S. Dist. LEXIS 139204, at *5 (E.D. Ark. Sep. 27, 2013) (emphasis added), quoting Reynolds Health Care Servs. v. HMNH, Inc., 364 Ark. 168, 217 S.W.3d 797 (2005) (holding that it was error for the trial court to refuse to award prejudgment interest.”). In general, courts applying Arkansas law to determine the rate of pre-judgment interest apply the relevant Arkansas statute, which provides, “[t]he rate of interest under a contract in which a rate of interest is not specified is six percent (6%) per annum.” Ark. Code Ann. § 4-57-101(d) (emphasis added); see also 1 Howard W. Brill, Arkansas Law of Damages § 10:4 (2017); Mo. & N. Ark. R.R. v. Entergy Ark., Inc., No. 1:10-cv-8-DPM, 2013 U.S. Dist. LEXIS 139204, at *7 (E.D. Ark. Sep. 27, 2013) (applying a rate of 6% and noting that “courts have been using this rate for more than a century”) (emphasis added). When the claims leading to pre-judgment interest are a mixture of federal and state law claims, and the state’s law imposes mandatory pre-judgment interest, at least one federal appeals court has required the application of the state law. See Doty v. Sewall, 908 F.2d 1053, 1063 (1st Cir. 1990) (requiring prejudgment interest where state and federal claims are identical and state law imposes mandatory interest).

2.	Post-Judgment Interest

Federal law, rather than state law, applies to the issue of post-judgment interest. See, e.g., Weitz Co. v. Mo-Kan Carpet, Inc., 723 F.2d 1382, 1385 (8th Cir. 1983) (“federal law governs the award of postjudgment interest”). Title 28 U.S.C. § 1961(a) provides for a floating rate of interest, based on coupon yield of United States Treasury Bills, in any judgment in a civil case recovered in a district court. See id.; Merrill Lynch, Pierce, Fenner & Smith, Inc. v. Knudsen, 749 F.2d 496, 497 (8th Cir. 1984). The applicable rate during the week judgment was entered (ending April 16, 2021), was 0.06%. See Board of Governors of the Federal Reserve System, Selected Interest Rates (Daily) – H.15 (April 23, 2021), available at https://www.federalreserve.gov/releases/h15/ (last accessed April 24, 2021). Interest begins accruing as of the date judgment was entered. See Merrill Lynch, 749 F.2d at 497.

IV.	ARGUMENT

A.	Zest Labs I s Entitled To Recover Its Reasonable Attorneys’ Fees Incurred In Litigating This Case.

Zest Labs is entitled to recover its reasonable attorneys’ fees incurred in litigating this case, because each of the statutes upon which Zest Labs prevailed provide for an award of attorneys’ fees. See Ark. Code Ann. § 16-22-308 (breach of contract); Ark. Code Ann. § 4-75-607 (Arkansas Trade Secrets Act); 18 U.S.C. § 1836(b)(3)(D) (Defend Trade Secrets Act). Because the jury found that Walmart breached the parties’ nondisclosure agreement, and that Walmart’s misappropriation of Zest Labs’ trade secrets was willful and malicious, Zest Labs is entitled to its reasonable attorneys’ fees under each applicable statute. See id.

Application of the Chrisco factors under Arkansas law confirm that Zest Labs is entitled to recover its reasonable attorneys’ fees incurred in litigating this case:

1. Experience and Skill of the Attorneys

First, Zest Labs’ counsel are experienced and highly skilled attorneys who specialize in intellectual property litigation, with over 75 combined years of experience litigating complex cases. Together, Fred Williams, Todd Landis, and Michael Simons have litigated over 475 patent and trade secret cases during their careers. Without a doubt, Zest Labs’ attorneys are highly skilled and experienced.

2. Time and Labor Required to Perform the Service Properly

The time and labor required to perform the service properly was significant. This was a sprawling litigation of nearly three years, requiring extensive and highly detailed work by both sides. Combined, Zest Labs and Walmart produced nearly 500,000 pages of documents, took 36 depositions, served 1,402 pages of expert reports and exhibits, fully briefed four motions for summary judgment, and briefed and argued six Daubert motions. The total number of hours that Zest Labs’ attorneys billed on this matter is quite reasonable given the duration and complexity of the case. Plaintiffs respectfully submit that the billing records of Walmart’s attorneys would confirm the reasonable nature of Zest Labs’ billing and time on this case, but Walmart has refused to provide them in response to Zest Labs’ request in connection with this Motion. See Exs. A and B (Letters from Michael Simons to Messrs. Sammi and Keville, Apr. 21, 2021).

3. Amount in Controversy and the Result Obtained

Hundreds of millions of dollars were at stake and Zest Labs was ultimately awarded $115,000,000 in damages by the jury and the Court’s judgment. This is a successful result that supports the award of attorneys’ fees, particularly because the jury found that Walmart’s misappropriation was willful and malicious. Based on the information available to Plaintiffs, this is the largest ever intellectual property verdict against Walmart, and one of the largest verdicts (if not the largest) in the history of the State of Arkansas. See Arkansas Times, “Walmart ordered to pay $115 million for breach of contract, stealing trade secrets,” Apr. 10, 2021, available at https://arktimes.com/arkansas-blog/2021/04/10/walmart-ordered-to-pay-115-million-for-breach-of-contract-stealing-trade-secrets (last accessed Apr. 26, 2021) (“This is believed to be the largest jury verdict ever in Arkansas.”).

4.	Novelty and Difficulty of the Issues Involved

The trade secrets at issue in this case included a complex, interconnected telecommunications system that gathered data throughout supply chains to address food freshness. The sophisticated nature of the trade secrets, along with the details of the three-year relationship between Zest Labs and Walmart, brought a complexity to the case that is rarely seen in other trade secret cases. Further, expertise in trade secrets, patent law, and commercial law—all highly specialized areas of law that were at a premium given the claims here—were all necessary to successfully try the case. Finally, in addition to the trade secret claims, the contract issues in this case sometimes presented conflicting and overlapping duties for both sides, requiring careful and experienced analysis. Without a doubt, this case presented novel and difficult issues for both parties to resolve.

5.	Fees Customarily Charged for Similar Services

Zest Labs offers the hourly rates of its local counsel, Scott Richardson of McDaniel Wolff & Benca as representative of the rates charged by experienced attorneys practicing in the Little Rock area. Zest Labs also submits, however, that this type of case is not customarily litigated in Little Rock, or indeed, most other forums. Zest Labs notes that Mr. Keville, Walmart’s lead attorney from Winston & Strawn, has sought recovery for his fees at hourly rates as high as $885 per hour as of 2015, which is almost certain to be higher today.2 See Ex. C, Dkt. No. 236, Ex. A, Declaration in Support of Plaintiff Suncoast Post-Tension, Ltd.’s Request for Award of Attorneys’ Fees, Suncoast Post-Tension, Ltd. V. Scoppa, et al., No. 4:13-cv-03125-VDG (S.D. Tex. Oct. 23, 2015).

2 Counsel for Zest Labs contacted Mr. Keville and Mr. Sammi before filing the instant Motion to ask if they would share their hourly rates and time billed on the case for comparison purposes. Mr. Sammi refused, and Mr. Keville has not responded to the correspondence. See Exs. A, B; Ex. F (email response from P. Anthony Sammi, Apr. 22, 2021). Zest Labs notes that upon the successful 2017 verdict in the trade secret case, Zenimax Media Inc. et al. v. Oculus VR Inc. et al., No. 3:14-cv-01849 (N.D. Tex), Mr. Sammi requested attorneys’ fees and nontaxable expenses of approximately $40,000,000. See Ex. G, Dkt. No. 959, Plaintiffs’ Memorandum of Law In Support Of Their Motion For Entry Of Money Judgment, Zenimax Media Inc. et al. v. Oculus VR Inc. et al., No. 3:14-cv-01849 (N.D. Tex. Feb. 23, 2017).

As for Skadden, Arps, the other law firm representing Walmart in this matter, partners at that firm have filed fee requests for hourly rates of $1,695 for partners, and as much as $1,025 for associates. See Ex. D, Dkt. No. 301, Second Interim Fee Application of Skadden, Arps, Slate, Meagher & Flom LLP For Compensation For Services Rendered And Reimbursement Of Expenses As Counsel To The Debtors, In re New Cotai Holdings, LLC, et al., No. 19-22911 (RDD) (S.D.N.Y. Feb. 14, 2020).

In this case, counsel for Zest Labs did not charge their full hourly rates, agreeing to a 15% discount off of their typical hourly rates. That discount is reflected in the rates summarized below. That discount reduced the total fees by more than $1,500,000. In addition, Plaintiffs’ counsel has previously reviewed their hourly time entries and has reduced or written off certain time entries where more time than was absolutely necessary was spent on particular tasks. That process reduced the total fees by more than $600,000. Zest Labs has also attached the declaration of Mark Henry (Ex. E), an experienced lawyer who practices in this District. Mr. Henry has reviewed the fees incurred by Zest Labs’ lawyers in this case and has opined that under the circumstances of this case, the rates used for calculating Plaintiffs’ attorneys’ fees, as discounted and reduced by write-downs and write-offs, are reasonable. See id. In addition, he has confirmed that a 40% contingency fee through trial is reasonable and customary for cases of this type. Id.

6.	Whether the Fee is Fixed or Contingent

Zest Labs’ counsel agreed to take this case on a contingency fee basis of 40% of the final recovery. Zest Labs’ attorneys agreed to take the case on a contingency basis because of the complexity of the case, the risk involved in taking the case, and the reputation of the Defendant as an extremely aggressive and litigious adversary.

7.	Time Limitations Imposed

Zest Labs is not seeking an upward adjustment of its fees based on the time limitations imposed by the case. Nonetheless, as reflected in the Exhibits, the amount of time spent on this case by Zest Labs and its attorneys was substantial. It was also necessary to bring this case to verdict in a relatively short amount of time. Zest Labs’ legal team was prepared to bring this case to trial a year ago until the global COVID-19 pandemic delayed the trial. Given the complexity of the case, the volume of information shared, and the work necessary, Zest Labs was able to bring this case to verdict in a relatively short time period.

8.	Preclusion from Other Employment

As was apparent to Zest Labs at the outset of the engagement, counsel’s undertaking in this case was substantial and precluded other employment by the attorneys most closely involved in the case. Zest Labs’ counsel devoted more than 21,900 hours since the beginning of the case, including 7,500 hours litigating the case since January 1, 2020. This expenditure of time, particularly for a small law firm of only 11 attorneys, necessarily precluded Zest Labs’ attorneys from taking on and handling other work.

B.	The Reasonable Attorneys’ Fees Should Be Based, In Part, On The 40% Contingency Fee Arrangement Between Zest Labs And Its Counsel.

In consideration of the above factors, Zest Labs respectfully submits that the Court should award Zest Labs reasonable attorneys’ fees in the amount of $46,000,000, based on the 40% contingency fee on the award of $115,000,000. Arkansas law permits the award of a contingency fee as attorneys’ fees in cases like this. See All-Ways Logistics, Inc. v. USA Truck, Inc., No. 3:06cv0087 SWW, 2007 U.S. Dist. LEXIS 92037, at *39 (E.D. Ark. Dec. 4, 2007) (applying Arkansas law and granting award of reasonable attorneys’ fees based on the contingency fee agreement of one-third of the award), aff’d All-Ways Logistics, Inc. v. USA Truck, Inc., 583 F.3d 511 (8th Cir. 2009) (affirming award, holding “[a]s long as the trial court is guided by the relevant Chrisco factors . . . fee awards based in part on a contingency agreement are permissible under Arkansas law.”); Phelps v. United States Life Credit Life Ins. Co., 340 Ark. 439, 443 (2000) (“The fee is not the property of the attorney; instead, it is indemnity to the litigant. Thus, the fee awarded should not exceed the amount that the client is responsible for paying.”) (internal citation omitted); see also Walther v. Wilson, 2020 Ark. 194, *9-13 (2020) (affirming attorneys’ fee award based on contingency agreement). Moreover, Arkansas courts have approved awards of reasonable attorneys’ fees based on contingency fees that exceeded the hourly billing total. See, e.g., Southern Farm Bureau Life Ins. Co. v. Cowger, 295 Ark. 250 (1988) (awarding one-third contingency fee that was approximately three times the hourly rate); Home Mut. Fire Ins. Co. v. Jones, 63 Ark. App. 221 (1998) (awarding 40% contingency fee that was approximately two times the hourly rate). The Arkansas Supreme Court has also held that an award of attorneys’ fees based on a contingency fee agreement is permissible in the absence of time-keeping records from the attorney. See Walther, 2020 Ark. at *12-13 (“the time spent on a case is but one factor to consider”) (internal quotation marks and citation omitted); Phelps, 240 Ark. at 442-43 (affirming contingency-fee award of fees as the reasonable amount of attorneys’ fees).

Here, Zest Labs should be awarded its contingency fee because of the exceptional nature of the case and because of the mandate from the Arkansas Supreme Court in Phelps that “the fee is not the property of the attorney; instead, it is indemnity to the litigant.” Phelps, 340 Ark. At 443. If Zest Labs were to recover only the lodestar fee, it would still owe its attorneys millions of additional dollars under the contingency fee agreement. Such a result would be inequitable and run contrary to the purpose of the statutory exceptions to the American Rule that are applicable here.

The requested fee award is also consistent with other Arkansas cases that approved attorneys’ fees awards, based on contingency fee agreements, that resulted in higher amounts than the hourly rates that the attorneys would normally charge. See, e.g., Southern Farm, 295 Ark. at 250 (awarding one-third contingency fee that was approximately three times the hourly rate). Zest Labs therefore respectfully requests that it be awarded its contingency fee as its reasonable attorneys’ fees.

C.	Alternatively, Zest Labs Should be Awarded a Reasonable Fee based on the Hourly Fees Incurred in Prosecuting this Case.

In the alternative, if the Court finds that the requested contingency award is not reasonable, the Court should award Zest Labs’ attorneys’ fees based on the lodestar calculation of the hours billed and reasonable rates for all its attorneys. See All-Ways Logistics, Inc., 2007 U.S. Dist. LEXIS 92037, at *43-44 (discussing the lodestar calculation in the alternative to the contingency fee, holding “should the Court of Appeals for the Eighth Circuit disapprove of a fee award based in part on the one-third contingency agreement (along with the other Chrisco factors), the Court addresses All-Ways’ request for attorney’s fees under the lodestar method.”). The total amount of the time recorded for this case is $ 13,536,803.85. This amount has already been reduced by more than 15% based on counsel’s previously incorporated discounts and write-offs. Attached as Exhibits H, I, and J and provided below is a summary of Zest Labs’ attorneys’ fees compiled from the supporting invoices:3

3 Zest Labs has provided the Court with three summary exhibits in order to avoid burdening the Court with an enormous volume of invoices, and also to avoid the time and expense of redacting individual time entry narratives that would divulge privileged information. See Exhibits H, I, and J. Exhibit H is a summary of the time entries for work performed by Williams Simons & Landis PLLC. Exhibit I is a summary of the time entries for work performed by Vinson & Elkins LLP. Exhibit J is a summary of the time entries for work performed by McDaniel, Richardson & Calhoun, PLLC and McDaniel Wolff & Benca, PLLC. Zest Labs will, of course, provide the supporting invoices to the Court for any in camera review that the Court deems necessary. Exhibit K is the declaration of Michael Simons supporting the time entries made by Vinson & Elkins LLP, and Williams Simons & Landis PLLC. Exhibit L is the declaration of Scott Richardson supporting the time entries made by Richardson & Calhoun, PLLC and McDaniel Wolff & Benca, PLLC.

Table 1: Williams Simons & Landis PLLC Fees

Timekeeper	Title	Base Rate	Discounted Rate	Total Hours	Total Dollars Billed
Adam Fitzgerald	Paralegal	$170.00	$144.50	956.2	$138,170.90
Adam Livingston	Associate	$470.00	$399.50	133.6	$53,373.20
Cristine Challis	Paralegal	$360.00	$306.00	30.5	$9,333.00
Fred Williams	Partner	$1,105.00	$939.25	944.2	$886,839.85
John Wittenzellner	Partner	$835.00	$709.75	108.05	$76,688.49
Jonathan Hardt	Partner	$835.00	$709.75	1051.18	$746,075.01
Marina Chernenko	Legal Assistant	$170.00	$144.50	101.12	$14,611.84
Michael Saulnier	Summer Associate	$350.00	$297.50	41.5	$12,346.25
Michael Simons	Partner	$1,035.00	$879.75	1812.3	$1,594,370.93
Robert Rhodes	Associate	$480.00	$408.00	601.89	$245,571.12
Sarah Tishler	Senior Associate	$775.00	$658.75	911.95	$600,747.06
Todd Landis	Partner	$1,035.00	$879.75	1411.55	$1,241,811.11
Grand Total				8104.04	$5,619,938.75

Table 2: Vinson & Elkins LLP Fees

Timekeeper	Title	Base Rate	Discounted Rate	Total Hours	Total Discounted Bill
Apreotesi, Mario A.	Associate	$670.81	$570.19	467.9	$266,791.20
Bittar, Jack R.	Associate	$605.00	$514.25	90.9	$46,745.33
Crider, Dawn D.	Paralegal	$419.72	$356.76	56.8	$20,264.00
Fitzgerald, Adam	Paralegal	$163.60	$139.06	1490.1	$207,213.00
Hardt, Jonathan L.	Senior Associate	$780.41	$663.35	2467	$1,636,475.68
Hebert, Trey	Associate	$624.43	$530.77	879.9	$467,023.58
Kanetzky, Dakota P.	Associate	$480.00	$408.00	340.3	$138,842.40
Klein, Eric J.	Partner	$975.00	$828.75	49	$40,608.75
Landis, Todd Eric	Partner	$1,035.00	$879.75	168.9	$148,589.78
Lim, Lithaw	Associate	$700.00	$595.00	68.3	$40,638.50
Masington, Tony	Paralegal	$390.00	$331.50	16	$5,304.00
Mason, Leslie D.G.	Associate	$605.00	$514.25	12.7	$6,530.98
Mathews, Michael P.	Associate	$570.00	$484.50	17.1	$8,284.95
Melancon, Matthew J.	Associate	$460.54	$391.46	1438.3	$563,034.90
Rhodes, Robert A.	Associate	$480.00	$408.00	505.8	$206,366.40
Shallman, Erik C.	Associate	$645.08	$548.31	1281.8	$702,828.88
Simons, Michael	Partner	$908.21	$771.98	1848.6	$1,427,080.73
Sova, Milan J.	Associate	$570.00	$484.50	18.05	$8,745.23
Thau, Clifford L.	Partner	$1,151.96	$979.17	43.1	$42,202.08
Tishler, Sarah C.C.	Associate	$738.60	$627.81	1409.5	$884,899.30
Wang, Wendy	Senior Associate	$852.92	$724.99	470.9	$341,395.70
Williams, Fred	Partner	$1,066.91	$906.88	282.3	$256,011.08
Yoo, Siho	Senior Associate	$754.73	$641.52	275.9	$176,996.35
Practice Support Group		$300.57	$255.48	264.8	$67,652.35
TOTALS				13963.95	$7,710,525.10

Table 3: Local Counsel Fees

Time Keeper	Title	Rate	Total Hours	Total Dollars
Alverson, Kisha	Paralegal	$100.00	63.6	$6,360.00
Calhoun, Bart	Attorney	$450.00	150.6	$67,770.00
McDaniel, Dustin	Attorney	$450.00	20	$9,000.00
Richardson, Scott	Attorney	$450.00	273.8	$123,210.00
Total			508	$206,340.00

In the event that the Court is inclined to apply the lodestar calculation, Zest Labs respectfully submits that an enhancement to the lodestar calculation is reasonable in this case. See, e.g., Perdue v. Kenny A., 559 U.S. 542, 553 (2010) (“enhancement must be based on “evidence that enhancement was necessary to provide fair and reasonable compensation”). Here, the lodestar calculation “does not adequately measure the attorney’s true market value, as demonstrated in part during the litigation,” because counsel for Zest Labs agreed to discounted rates given the nature of the case, and won an exceptional (possibly historic) verdict. See id. at 554-55; supra at 10. The requested enhancement would result in total fees of $ 15,889,238.65, amounting to a 17.4% enhancement of the lodestar, and is consistent with Eighth Circuit precedent reviewing fee awards based on a discounted hourly rate. See, e.g., Little Rock Sch. Dist. v. State Ark. Dep’t of Educ., 674 F.3d 990, 995-96 (8th Cir. 2012) (awarding fees based on attorneys’ full nominal billing rate, despite the attorneys’ “reduced fee arrangement” with the client). Even with the enhancement, these rates are lower than the rates charged by the lawyers representing Walmart. Skadden Arps, has filed fee requests for hourly rates of $1,695 for partners, and as much as $1,025 for associates. See Ex. D. The hourly rates charged by the firms representing Walmart in this case confirm the reasonableness of the fees sought by Plaintiffs.

D.	Zest Labs Is Entitled To Collect Pre- and Post-Judgment Interest.

1.	Zest Labs Is Entitled To Pre-Judgment Interest.

Zest Labs is entitled to prejudgment interest at the rate of 6.00% per annum, accruing as of January 1, 2017. Ark. Code Ann. § 4-57-101(d); see also 1 Howard W. Brill, Arkansas Law of Damages § 10:4 (2017); Mo. & N. Ark. R.R., 2013 U.S. Dist. LEXIS 139204, at *7 (applying a rate of 6% and noting that “courts have been using this rate for more than a century”). The applicable rate here is 6.00% per annum, as the parties’ non-disclosure agreement does not specify an interest rate. Ark. Code Ann. § 4-57-101(d).

January 1, 2017 is the proper date for when pre-judgment interest begins to accrue, because “[p]rejudgment interest serves to compensate for the loss of use of money due as damages from the time the claim accrues until judgment is entered.” W. Virginia v. United States, 479 U.S. 305, 311 n.2, 107 S. Ct. 702, 93 L. Ed. 2d 639 (1987). As explained by Zest Labs’ damages expert, Dr. Stephen Becker, Walmart began misappropriating Zest Labs’ trade secrets no later than January 1, 2017. See Becker Report at ¶ 131. This is also the date that Dr. Becker used to assess the hypothetical negotiation between the parties as part of his reasonable royalty calculation. See id. Zest Labs therefore respectfully submits that this date is when its claims began to accrue. The pre- judgment interest should thus begin to accrue on January 1, 2017. Zest Labs is therefore entitled to pre-judgment interest in the amount of $16,700,548.80.4

4 This amount is calculated from January 1, 2017 (the date the claim began to accrue) to April 13, 2021 (the date judgment was entered), on the jury’s compensatory damages award. Zest Labs does not seek pre-judgment interest on the punitive damages award. See, e.g., In re IBP Confidential Business Documents Litigation, 797 F.2d 632 (8th Cir. Iowa July 24, 1986) (reversing award of prejudgment interest on punitive damages in case decided under Iowa law); Madison v. IBP, Inc.,

2. Zest Labs Is Entitled To Post-Judgment Interest.

Zest Labs is entitled to 0.06% post-judgment interest, accruing from April 13, 2021. See 28 U.S.C. § 1961(a); Weitz Co., 723 F.2d 1382 (holding that federal law applies to post-judgment interest and state law applies to pre-judgment interest). Zest Labs is therefore entitled to 0.06% post-judgment interest on the jury’s award of $115,000,000, until the date that Walmart makes payment.

Zest Labs is also entitled to 0.06% post-judgment interest on the award of attorney’s fees that the Court may enter. See Daniel v. Ark. Dep’t of Human Servs., 2017 Ark. 206, 260-61 (2017) (awarding post-judgment interest on attorney’s fee award from the order setting the fee amount in dollars and cents). This interest will begin to accrue when the Court enters its award of attorney’s fees, until Walmart makes payment. Zest Labs therefore reserves its right to seek post-judgment interest on the award of its attorneys’ fees.

V.	CONCLUSION

Zest Labs respectfully requests that the Court grant this Motion and award its reasonable attorneys’ fees, pre-judgment interest, and post-judgment interest, incurred in litigating this case.

Dated: April 27, 2021	Respectfully submitted,

	By:	Michael Simons
Fred I. Williams (pro hac vice)
Texas State Bar No. 00794855
Michael Simons (pro hac vice)
Texas State Bar No. 24008042
Todd E. Landis (pro hac vice)
Texas State Bar No. 24030226
Jonathan L. Hardt (pro hac vice)

149 F. Supp. 2d 730, 782 (S.D. Iowa December 28, 1999) (“Federal courts have been concerned that prejudgment interest not be awarded where punitive damages are at issue, lest a double penalty be inflicted or the maximum penalty be exceeded.”) (internal quotation marks and citations omitted).

Texas State Bar No. 24039906 Sarah Tishler (pro hac vice) New York State Bar No. 543525
WILLIAMS SIMONS & LANDIS PLLC
327 Congress Ave., Suite 490
Austin, TX 78701
512.543.1354
fwilliams@wsltrial.com msimons@wsltrial.com tlandis@wsltrial.com jhardt@wsltrial.com stishler@wsltrial.com

Dustin B. McDaniel, Bar # 99011 Scott Richardson, Bar # 2001208 Bart Calhoun, Bar # 2011221
McDaniel, Richardson, & Calhoun PLLC 1020 West 4th St., Suite 410
Little Rock, AR 72201 501.235.8336
501.588.2104 fax
dmcdaniel@mrcfirm.com scott@mrcfirm.com bcalhoun@mrcfirm.com

Ross David Carmel, Esq. (pro hac vice) New York State Bar No. 4686580 CARMEL, MILAZZO & DiCHIARA LLP
55 West 39th Street, 18th Floor New York, New York 10018
(212) 658-0458 telephone (646) 838-1314 facsimile rcarmel@cmdllp.com

Attorneys for Plaintiffs Zest Labs, Inc. f/k/a Intelleflex Corporation, and Ecoark Holdings, Inc.

CERTIFICATE OF SERVICE

I hereby certify that on April 27, 2021, the foregoing document was served on all counsel of record, via the Court’s CM/ECF system, pursuant to the Federal Rules of Civil Procedure.

Michael Simons
Michael Simons

19